                                                                     Exhibit 5.1


                           [BLANK ROME LLP LETTERHEAD]

                                  June 17, 2004

Genesis HealthCare Corporation
Each of the Subsidiaries
   of Genesis HealthCare Corporation
   set forth on Exhibit A hereto
c/o 101 East State Street
Kennett Square, Pennsylvania 19348

         Re:     Genesis HealthCare Corporation
                 $225,000,000 8% Senior Subordinated Notes Due 2013
                 ---------------------------------------------------

Ladies and Gentlemen:

         We acted as counsel to Genesis HealthCare Corporation, a Pennsylvania corporation (the "COMPANY"), and each of the subsidiaries of the Company set forth on Exhibit A hereto (the "SUBSIDIARY GUARANTORS") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of a Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") for the registration of (i) the issuance by the Company of up to $225,000,000 aggregate principal amount of 8% Senior Subordinated Notes due 2013 (the "EXCHANGE NOTES") and (ii) the guarantees (the "GUARANTEES") of the Exchange Notes (and the indebtedness evidenced by the Exchange Notes) granted by the Subsidiary Guarantors. The Exchange Notes will be issued in exchange for up to $225,000,000 aggregate principal amount of 8% Senior Subordinated Notes due 2013 (the "RESTRICTED NOTES") that were previously issued and sold in a transaction exempt from registration under the Securities Act. The Restricted Notes were, and the Exchange Notes will be, issued under the Indenture dated as of October 28, 2003 among the Company, NeighborCare, Inc., the Subsidiary Guarantors and The Bank of New York, as trustee (the "TRUSTEE"), as supplemented by the Supplemental Indenture dated as of January 20, 2004 among the Company, the Subsidiary Guarantors and the Trustee (collectively, the "INDENTURE"). This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of SEC Regulation S-K.

         As a basis for rendering the opinions contained herein, we have examined only the following documents: the Registration Statement, the Indenture, the form of Exchange Notes, the form of Guarantee, resolutions of the boards of directors of the Company and the Subsidiary Guarantors and such other corporate records, agreements, documents and other instruments of the Company and the Subsidiary Guarantors as we have deemed relevant and necessary. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the correctness of all statements of fact contained therein. We have not performed any independent investigation other than the document examination described above. Our opinions are therefore qualified in all respects by the scope of that document examination.

         The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania and the States of Delaware, Florida, Maryland, New Jersey and New York in effect on the date hereof, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. Insofar as our opinion pertains to matters of Massachusetts, Virginia, Connecticut, New Hampshire and West Virginia law, we have assumed that the corporation, limited liability company and partnership laws, as applicable, of the Commonwealths of Massachusetts and Virginia and the States of Connecticut, New Hampshire and West Virginia are the same as the Pennsylvania Business Corporation Act of 1988, the Pennsylvania Limited Liability Company Law of 1994 and the Pennsylvania Revised Uniform Limited Partnership Act, respectively, with respect to such matters.

Genesis HealthCare Corporation, et al
June 17, 2004
Page 2


         For the purpose of this opinion letter, we have assumed that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee.

         Based upon and subject to the assumptions, qualifications and limitations set forth in this letter, when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, we are of the opinion that:

         (i) the Exchange Notes, when duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to the holders of Restricted Notes in exchange therefor as contemplated by the Registration Statement, will constitute binding obligations of the Company; and

         (ii) the Guarantees, when duly executed by each of the Subsidiary Guarantors in accordance with the provisions of the Indenture, and when the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the holders of Restricted Notes in exchange therefor as contemplated by the Registration Statement, will constitute binding obligations of each of the Subsidiary Guarantors.

         The opinions expressed herein are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including concepts of materiality, principles of commercial reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief (regardless of whether enforcement is sought in a proceeding at law or in equity).

         The opinions expressed herein are given as of the date hereof. We assume no obligation to update or supplement the opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur. The opinions are strictly limited to the matters stated herein and no other or more extensive opinions are intended, implied or to be inferred beyond the matters expressly stated herein.

Genesis HealthCare Corporation, et al
June 17, 2004
Page 3


         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus that is part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.


                                         Very truly yours,

                                         /s/ Blank Rome LLP

                                                                       Exhibit A


                 SUBSIDIARIES OF GENESIS HEALTHCARE CORPORATION

                 Academy Nursing Home, Inc.
                 ADS Apple Valley Limited Partnership
                 ADS Apple Valley, Inc.
                 ADS Consulting, Inc.
                 ADS Danvers ALF, Inc.
                 ADS Dartmouth ALF, Inc.
                 ADS Group, Inc. (The)
                 ADS Hingham ALF, Inc.
                 ADS Hingham Limited Partnership
                 ADS Hingham Nursing Facility, Inc.
                 ADS Home Health, Inc.
                 ADS Management, Inc.
                 ADS Palm Chelmsford, Inc.
                 ADS Recuperative Center Limited Partnership
                 ADS Recuperative Center, Inc.
                 ADS Reservoir Waltham, Inc.
                 ADS Senior Housing, Inc.
                 ADS/Multicare, Inc.
                 ANR, Inc.
                 Apple Valley Partnership Holding Company, Inc. (The) Applewood Health Resources, Inc.
                 ASL, Inc.
                 Assisted Living Associates of Berkshire, Inc.
                 Assisted Living Associates of Lehigh, Inc.
                 Assisted Living Associates of Sanatoga, Inc.
                 Berks Nursing Homes, Inc.
                 Brevard Meridian Limited Partnership
                 Breyut Convalescent Center, L.L.C.
                 Brightwood Property, Inc.
                 Brinton Manor, Inc.
                 Burlington Woods Convalescent Center, Inc.
                 Care Haven Associates Limited Partnership
                 Carefleet, Inc.
                 Catonsville Meridian Limited Partnership
                 Century Care Management, Inc.
                 Chateau Village Health Resources, Inc.
                 Cheltenham LTC Management, Inc.
                 CHG Investment Corp., Inc.
                 CHNR-I, Inc.
                 Colonial Hall Health Resources, Inc.
                 Concord Health Group, Inc.
                 Concord Service Corporation
                 Crestview Convalescent Home, Inc.
                 Crestview North, Inc.
                 Crystal City Nursing Center, Inc.
                 Cumberland Associates of Rhode Island, L.P.
                 CVNR, Inc.
                 Dawn View Manor, Inc.
                 Delm Nursing, Inc.
                 Diane Morgan and Associates, Inc.
                 Dover Healthcare Associates, Inc.
                 Easton Meridian Limited Partnership
                 Edella Street Associates
                 ElderCare Resources Corp.
                 Elmwood Health Resources, Inc.
                 Encare of Mendham, L.L.C.
                 Encare of Pennypack, Inc.
                 Encare of Quakertown, Inc.
                 Encare of Wyncote, Inc.
                 ENR, Inc.

                 Genesis ElderCare Centers - Belvedere, Inc.
                 Genesis ElderCare Centers - Chapel Manor, Inc.
                 Genesis ElderCare Centers - Harston, Inc.
                 Genesis ElderCare Centers - Pennsburg, Inc.
                 Genesis ElderCare Centers I, L.P.
                 Genesis ElderCare Centers II, L.P.
                 Genesis ElderCare Centers III, L.P.
                 Genesis Eldercare Corp.
                 Genesis ElderCare Diagnostic Services, Inc.
                 Genesis Eldercare Home Care Services, Inc.
                 Genesis ElderCare Hospitality Services, Inc.
                 Genesis ElderCare Living Facilities, Inc.
                 Genesis Eldercare National Centers, Inc.
                 Genesis ElderCare Network Services ofMassachusetts, Inc. Genesis Eldercare Network Services, Inc.
                 Genesis ElderCare Partnership Centers, Inc.
                 Genesis Eldercare Physician Services, Inc.
                 Genesis Eldercare Properties, Inc.
                 Genesis Eldercare Rehabilitation Services, Inc.
                 Genesis Eldercare Staffing Services, Inc.
                 Genesis ElderCare Transportation Services, Inc.
                 Genesis Health Ventures of Arlington, Inc.
                 Genesis Health Ventures of Bloomfield, Inc.
                 Genesis Health Ventures of Clarks Summit, Inc.
                 Genesis Health Ventures of Indiana, Inc.
                 Genesis Health Ventures of Lanham, Inc.
                 Genesis Health Ventures of Massachusetts, Inc.
                 Genesis Health Ventures of Naugatuck, Inc.
                 Genesis Health Ventures of New Garden, Inc.
                 Genesis Health Ventures of Point Pleasant, Inc.
                 Genesis Health Ventures of Salisbury, Inc.
                 Genesis Health Ventures of Wayne, Inc.
                 Genesis Health Ventures of West Virginia, Inc.
                 Genesis Health Ventures of West Virginia, Limited Partnership Genesis Health Ventures of Wilkes-Barre, Inc.
                 Genesis Health Ventures of Windsor, Inc.
                 Genesis Healthcare Centers Holdings, Inc.
                 Genesis HealthCare Holding Company I, Inc.
                 Genesis HealthCare Holding Company II, Inc.
                 Genesis Immediate Med Center, Inc.
                 Genesis of Palisado Avenue, Inc.
                 Genesis Properties Limited Partnership
                 Genesis Properties of Delaware Corporation
                 Genesis Properties of Delaware Ltd. Partnership, L.P.
                 Genesis SelectCare Corp.
                 Genesis/VNA Partnership Holding Company, Inc.
                 Genesis-Georgetown SNF/JV, L.L.C.
                 Geriatric & Medical Companies, Inc.
                 Geriatric and Medical Investments Corporation
                 Geriatric and Medical Services, Inc.
                 GeriMed Corp.
                 Glenmark Associates, Inc.
                 Glenmark Associates - Dawnview Manor, Inc.
                 Glenmark Limited Liability Company I
                 Glenmark Properties I, Limited Partnership
                 Glenmark Properties, Inc.


                               Exhibit A - Page 2

                 GMA Partnership Holding Company, Inc.
                 GMA-Brightwood, Inc.
                 GMA-Madison, Inc.
                 GMA-Uniontown, Inc.
                 GMC Leasing Corporation
                 GMC-LTC Management, Inc.
                 GMS Insurance Services, Inc.
                 Governor's House Nursing Home, Inc.
                 Greenspring Meridian Limited Partnership
                 Groton Associates of Connecticut, L.P.
                 Hammonds Lane Meridian Limited Partnership
                 Health Resources of Academy Manor, Inc.
                 Health Resources of Boardman, Inc.
                 Health Resources of Bridgeton, L.L.C.
                 Health Resources of Brooklyn, Inc.
                 Health Resources of Cedar Grove, Inc.
                 Health Resources of Cinnaminson, Inc.
                 Health Resources of Cinnaminson, L.L.C.
                 Health Resources of Colchester, Inc.
                 Health Resources of Columbus, Inc.
                 Health Resources of Cranbury, L.L.C.
                 Health Resources of Cumberland, Inc.
                 Health Resources of Eatontown, L.L.C.
                 Health Resources of Emery, L.L.C.
                 Health Resources of Englewood, Inc.
                 Health Resources of Englewood, L.L.C.
                 Health Resources of Ewing, Inc.
                 Health Resources of Ewing, L.L.C.
                 Health Resources of Fairlawn, L.L.C.
                 Health Resources of Farmington, Inc.
                 Health Resources of Gardner, Inc.
                 Health Resources of Glastonbury, Inc.
                 Health Resources of Groton, Inc.
                 Health Resources of Jackson, L.L.C.
                 Health Resources of Lakeview, Inc.
                 Health Resources of Lemont, Inc.
                 Health Resources of Marcella, Inc.
                 Health Resources of Middletown (RI), Inc.
                 Health Resources of Morristown, Inc.
                 Health Resources of North Andover, Inc.
                 Health Resources of Ridgewood, L.L.C.
                 Health Resources of Rockville, Inc.
                 Health Resources of South Brunswick, L.L.C.
                 Health Resources of Troy Hills, Inc.
                 Health Resources of Wallingford, Inc.
                 Health Resources of Warwick, Inc.
                 Health Resources of West Orange, L.L.C.
                 Health Resources of Westwood, Inc.
                 Healthcare Resources Corp.
                 Helstat, Inc.
                 Hilltop Health Care Center, Inc.
                 HMNH Realty, Inc.
                 HNCA, Inc.
                 Holly Manor Associates of New Jersey, L.P.
                 Horizon Associates, Inc.
                 Horizon Mobile, Inc.
                 Horizon Rehabilitation, Inc.
                 House of Campbell (The)
                 HR of Charlestown, Inc.
                 HRWV Huntington, Inc.
                 Innovative Health Care Marketing, Inc.
                 Keystone Nursing Home, Inc.
                 Knollwood Manor, Inc.
                 Knollwood Nursing Home, Inc.
                 Lake Manor, Inc.
                 Lakewood Health Resources, Inc.
                 Laurel Health Resources, Inc.
                 Lehigh Nursing Homes, Inc.


                               Exhibit A - Page 3

                 Life Support Medical Equipment, Inc.
                 Life Support Medical, Inc.
                 LRC Holding Company
                 LWNR, Inc.
                 Mabri Convalescent Center, Inc.
                 Manor Management Corp. of Georgian Manor, Inc.
                 Marlinton Associates, Inc.
                 Marlinton Partnership Holding Company, Inc.
                 McKerley Health Care Center - Concord Limited Partnership McKerley Health Care Center - Concord, Inc.
                 McKerley Health Care Centers, Inc.
                 McKerley Health Facilities
                 Mercerville Associates of New Jersey, L.P.
                 Meridian Edgewood Limited Partnership
                 Meridian Health, Inc.
                 Meridian Healthcare Investments, Inc.
                 Meridian Healthcare, Inc.
                 Meridian Perring Limited Partnership
                 Meridian Valley Limited Partnership
                 Meridian Valley View Limited Partnership
                 Meridian/Constellation Limited Partnership
                 MHNR, Inc.
                 Middletown (RI) Associates of Rhode Island, L.P.
                 Milford ALF L.L.C.
                 Millville Meridian Limited Partnership
                 MNR, Inc.
                 Montgomery Nursing Homes, Inc.
                 Multicare AMC, Inc.
                 Multicare Companies, Inc. (The)
                 Norristown Nursing and Rehabilitation Center Associates, L.P. North Cape Convalescent Center Associates, L.P.
                 Nursing and Retirement Center of the Andovers, Inc.
                 Oak Hill Health Care Center
                 PHC Operating Corp.
                 Philadelphia Avenue Associates
                 Philadelphia Avenue Corporation
                 Pocahontas Continuous Care Center, Inc.
                 Point Pleasant Haven Limited Partnership
                 Pompton Associates, L.P.
                 Pompton Care, L.L.C.
                 Prescott Nursing Home, Inc.
                 Prospect Park LTC Management, Inc.
                 Providence Funding Corporation
                 Providence Health Care, Inc.
                 Raleigh Manor Limited Partnership
                 Respiratory Health Services, L.L.C.
                 Rest Haven Nursing Home, Inc.
                 RHS Membership Interest Holding Company
                 Ridgeland Health Resources, Inc.
                 River Street Associates
                 Rivershores Health Resources, Inc.
                 RLNR, Inc.
                 Roephel Convalescent Center, L.L.C.
                 Romney Health Care Center Ltd., Limited Partnership
                 Rose Healthcare, Inc.
                 Rose View Manor, Inc.


                               Exhibit A - Page 4

                 RSNR, Inc.
                 RVNR, Inc.
                 Sarah Brayton Partnership Holding Company (The) S.T.B. Investors, LTD.
                 Schuylkill Nursing Homes, Inc.
                 Seminole Meridian Limited Partnership
                 Senior Living Ventures, Inc.
                 Senior Source, Inc.
                 Sisterville Haven Limited Partnership
                 Snow Valley Health Resources, Inc.
                 Solomont Family Medford Venture, Inc.
                 Somerset Ridge General Partnership
                 Somerset Ridge Limited Partnership
                 Stafford Convalescent Center, Inc.
                 State Street Associates, Inc.
                 State Street Associates, L.P.
                 Straus Group-Hopkins House, L.P. (The)
                 Straus Group-Old Bridge, L.P. (The)
                 Straus Group-Quakertown Manor, L.P. (The)
                 Straus Group-Ridgewood, L.P. (The)
                 SVNR, Inc.
                 Teays Valley Haven Limited Partnership
                 Therapy Care Systems, L.P.
                 TMC Acquisition Corp.
                 Tri State Mobile Medical Services, Inc.
                 Valley Medical Services, Inc.
                 Valley Transport Ambulance Service, Inc.
                 Versalink, Inc.
                 Villas Realty & Investments, Inc.
                 Volusia Meridian Limited Partnership
                 Wallingford Associates of Connecticut, L.P.
                 Walnut LTC Management, Inc.
                 Warwick Associates of Rhode Island, L.P.
                 Wayside Nursing Home, Inc.
                 Weisenfluh Ambulance Service, Inc.
                 West Phila. LTC Management, Inc.
                 Westford Nursing and Retirement Center, Inc.
                 Ye Olde Ambulance Company, Inc.
                 York LTC Management, Inc.
                 Willow Manor Nursing Home, Inc.
                 Wyncote Healthcare Corp.



                               Exhibit A - Page 5